Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form 10-K of our report dated January 14, 2008, relating to the consolidated financial statements of Advanced Growing Systems, Inc. and subsidiaries.

/s/ Whitley Penn LLP

Fort Worth, Texas
 January 12, 2009